United States
Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: December 24, 2003

BOEING CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-2564584	0-10795
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File No.)

500 Naches Ave., SW, 3rd Floor; Renton, Washington 98055
(Address of principal executive offices)

(425) 393-2914
(Registrant’s telephone number, including area code)

Item 5.  Other Events

Boeing Capital Corporation (“BCC”) and its parent, The Boeing Company (“Boeing”), entered into a support agreement on December 23, 2003 under which Boeing agreed, among other things, to maintain a minimum ownership interest in BCC and to make payments to BCC should its fixed charge coverage ratio or net worth fall below minimum levels.  The text of the support agreement is attached as Exhibit 99.1 to this report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Boeing Capital Corporation

By: /s/ STEVEN W. VOGEDING
Steven W. Vogeding
December 24, 2003	Vice President and Chief Financial Officer